EXHIBIT 4.2

                                WARRANT AGREEMENT

                                 by and between

                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

                                       and

                              THE BANK OF NEW YORK

                                as Warrant Agent




                                525,000 Warrants





                          Dated as of January 25, 2000

                               WARRANT AGREEMENT


          THIS WARRANT AGREEMENT is made and entered into as of January 25, 2000 by and between Golden Books Family Entertainment, Inc., a Delaware corporation (the "Company"), and The Bank of New York, as Warrant Agent (the "Warrant Agent").

                                   WITNESSETH:

          WHEREAS, in connection with the financial restructuring of the Company, pursuant to the Company's (i) Amended Joint Plan of Reorganization, as confirmed by order of the Bankruptcy Court (as defined herein) entered on September 24, 1999 (the "Plan"), and (ii) Chapter 11 Case (as defined herein), the Company proposes to issue warrants which are exercisable to purchase up to 525,000 shares of Common Stock (as defined herein), subject to adjustment as provided herein (the "Warrants"), to the holders of certain equity interests (the "Claims") in satisfaction of such Claims and in accordance with the Plan;

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange, replacement and exercise of the Warrant Certificates (as defined herein) and other matters as provided herein; and

          WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof;

          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements set forth herein, the Company and the Warrant Agent hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          As used herein, the following terms have the following respective meanings:

          "AFFILIATE" means with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, (a) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Common Stock (or equivalent equity interests), by contract or otherwise, and the terms "controlling" or "controlled" have meanings correlative to the foregoing, and (b) a subsidiary of a Person is an Affiliate of such Person and of each other subsidiary of that Person.

          "AGREEMENT" means this Warrant Agreement, as the same may be amended or modified from time to time hereafter.

          "BANKRUPTCY CODE" means title 11, United States Code.

          "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of New York.

          "BUSINESS DAY" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City, New York are authorized or required by law to be closed; PROVIDED, THAT, in determining the period within which certificates or Warrants are to be issued and delivered at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Fair Value of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange on which such securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading; and PROVIDED, FURTHER, that any reference in this Agreement to "days" (unless Business Days are specified) shall mean calendar days.

          "CHAPTER 11 CASE" means the case under Chapter 11 of the Bankruptcy Code concerning the Company which was commenced on February 26, 1999 before the Bankruptcy Court.

          "CLAIMS" has the meaning specified in the recitals hereto.

          "COMMISSION" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act of 1933, as amended, or the Exchange Act, whichever is the relevant statute for the particular purpose.

          "COMMON STOCK" means the Company's Common Stock, par value $0.01 per share, as authorized from and after the Effective Date.

          "COMPANY" has the meaning specified in the preamble hereof.

          "EFFECTIVE DATE" has the meaning specified in the Plan.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time. Any reference herein to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor Federal statute.

          "EXERCISE PERIOD" has the meaning specified in Article 3 hereof.

          "EXERCISE PRICE" has the meaning specified in Section 4.1 hereof.


          "FAIR VALUE" means (i) with respect to Common Stock or any Other Security, in each case, if such security is listed on one or more stock exchanges or quoted on the National Market System or Small Cap Market of NASDAQ (the "NASDAQ Market"), the average of the closing or last reported sales prices of a share of Common Stock or, if an Other Security in the minimum denomination in which such security is traded, on the primary national or regional stock exchange on which such security is listed or on the NASDAQ Market if quoted thereon or (ii) if the Common Stock or Other Security, as the case may be, is not so listed or quoted but is traded in the over-the-counter market (other than the NASDAQ Market), the average of the closing bid and asked prices of a share of such Common Stock or Other Security, in each case quoted for the 30 Business Days (or such lesser number of Business Days as such Common Stock (or Other Security) shall have been so listed, quoted or traded) next preceding the date of measurement; PROVIDED, HOWEVER, that if no such sales price or bid and asked prices have been quoted during the preceding 30 day period or there is otherwise no established trading market for such security, then "Fair Value" means the value of such Common Stock or Other Security as determined reasonably and in good faith by the Board of Directors of the Company; and PROVIDED, FURTHER, HOWEVER, that in the event the current market price of a share of such Common Stock or of the minimum traded denomination of such Other Security is determined during a period following the announcement by the Company of (x) a dividend or distribution on the Common Stock or Other Security payable in shares of Common Stock or in such Other Security, or (y) any subdivision, combination or reclassification of the Common Stock or Other Security, and prior to the expiration of 30 Business Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "Fair Value" shall be appropriately adjusted to take into account ex-dividend trading. Anything herein to the contrary notwithstanding, in case the Company shall issue any shares of Common Stock, rights, options, or Other Securities in connection with the acquisition by the Company of the stock or assets of any other Person or the merger of any Other Person into the Company, the Fair Value of the Common Stock or Other Securities so issued shall be determined as of the date the number of shares of Common Stock, rights, options or Other Securities was determined (as set forth in a written agreement between the Company and the other party to the transaction) rather than on the date of issuance of such shares of Common Stock, rights, options or Other Securities.

          "ORIGINAL ISSUE DATE" has the meaning specified in Section 2.2 hereof.

          "OTHER SECURITIES" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) that the holders of the Warrants at any time shall be entitled to receive or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

          "OTHER SHARES" has the meaning specified in Section 5.2 hereof.

          "PERSON" means any individual, partnership, association, joint venture, corporation, limited liability company, business trust, unincorporated organization, government or department, agency or subdivision thereof, or other person or entity.

          "PLAN" has the meaning specified in the recitals hereto.

          "WARRANT AGENT" has the meaning specified in the preamble hereof.

          "WARRANT CERTIFICATES" has the meaning specified in Section 2.4 hereof.

          "WARRANTS" has the meaning set forth in the recitals hereto.

                                    ARTICLE 2

               APPOINTMENT OF WARRANT AGENT; ISSUANCE OF WARRANTS

          2.1 APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

          2.2 INITIAL ISSUANCE. On the date hereof (the "Original Issue Date"), which is also the Effective Date, the Company shall, pursuant to the Plan, deliver to the Company's disbursing agent under the Plan for re-distribution to the holders of the Claims a global certificate for an aggregate of 525,000 Warrants.

          2.3 INITIAL SHARE AMOUNT. The number of shares of Common Stock purchasable upon exercise of the Warrants shall initially be one (1) share of Common Stock to one (1) Warrant subject to adjustments from and after the Original Issue Date as provided in Article 5 of this Agreement.

          2.4 FORM OF WARRANT CERTIFICATES. The Warrants shall be evidenced by certificates substantially in the form attached hereto as EXHIBIT A (the "Warrant Certificates"). Each Warrant Certificate shall be dated as of the date on which it is countersigned by the Warrant Agent, which shall be on the Original Issue Date or, in the event of a division, exchange, substitution or transfer of any of the Warrants on the date of such event. The Warrant Certificate may have such further legend and endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange, market or trading facility on which the Warrants may be listed or admitted for trading.

          2.5 EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, any Senior Vice President, any Vice President, Treasurer or Secretary either manually or by facsimile signature printed thereon. In case any such officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent or issuance and delivery thereof, such Warrant Certificate nevertheless may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

          The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any Person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose.

          2.6 COUNTERSIGNATURE OF WARRANT CERTIFICATES. Warrant Certificates shall be manually countersigned by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned. Such manual countersignature shall constitute conclusive evidence of such authorization. No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this
Section 2.5, and deliver any new Warrant Certificates, as directed by the Company pursuant to Section 2.1 and as and when required pursuant to the provisions of Articles 11 and 12. Each Warrant Certificate shall, when manually countersigned by an authorized signatory of the Warrant Agent, entitle the registered holder thereof to exercise the rights as the holder of the number of Warrants set forth thereon, subject to the provisions of this Agreement.

                                    ARTICLE 3

                                 EXERCISE PERIOD

          Each Warrant shall entitle the holder thereof to purchase from the Company one (1) Share of Common Stock (subject to the adjustments provided herein), at any time during the period that commences on the first Business Day that is one (1) day after the Original Issue Date, and that terminates at 5:00 p.m., New York City time on third anniversary of the Original Issue Date (the "Exercise Period"). Any Warrant not exercised during the Exercise Period shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under the Warrant Certificate or this Agreement shall cease.

                                    ARTICLE 4

                                EXERCISE WARRANTS

          4.1 THE EXERCISE PRICE. The exercise price of each Warrant is $23.03 per share of Common Stock (the "Exercise Price"). The Exercise Price is subject to adjustment pursuant to Article 5 hereof.

          4.2 MANNER OF EXERCISE. (a) During the Exercise Period, all or any whole number of Warrants represented by a Warrant Certificate may be exercised by the registered holder thereof during normal business hours on any Business Day, by surrendering such Warrant Certificate, with the subscription form set forth therein duly completed and executed by such holder, by hand, by overnight courier or by mail to the Warrant Agent at its office addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Ralph Chianese. Such Warrant Certificate shall be accompanied by payment in full in respect of each Warrant that is exercised, which shall be made by certified or official bank or bank cashier's check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Warrant Agent for the benefit of the Company, except as otherwise provided herein. Such payment shall be in an amount equal to the product of the number of shares of Common Stock designated in such subscription form multiplied by the Exercise Price for the Warrants being exercised. Upon such surrender and payment prior to the expiration of the Exercise Period, such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, registered, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Articles 2 and 3, and as and if adjusted pursuant to
Article 5.

          4.3 WHEN EXERCISE EFFECTIVE. Each exercise of any Warrant pursuant to
Section 4.2 shall be determined to have been effected immediately prior to the close of business on the Business Day on which the Warrant Certificate representing such Warrant, duly executed, with accompanying payment, shall have been delivered as provided in Section 4.2, and at such time the Person or Persons in whose name or names the certificate or certificates for Common Stock (or Other Securities) shall be issuable upon such exercise as provided in
Section 4.4 shall be deemed to have become the holder or holders of record thereof.

          4.4 DELIVERY OF CERTIFICATE, ETC. (a) As promptly as practicable after the exercise of any Warrant, and in any event within ten (10) Business Days thereafter (or, if such exercise is in connection with an underwritten public offering, concurrently with such exercise), the Company at its expense (other than as to payment of transfer taxes which will be paid by the holder) will cause to be issued and delivered to such holder, or as such holder may otherwise direct in writing (subject to Article 11),

               (i) a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which such holder is entitled, and

               (ii) if less than all the Warrants represented by a Warrant
                    Certificate are exercised, a new Warrant Certificate or Certificates of the same tenor and for the aggregate number of Warrants that were not exercised, executed and countersigned in accordance with Sections 2.4 and 2.5.

          (b) The Warrant Agent shall countersign any new Warrant Certificate, register it in such name or names as may be directed in writing by such holder, and shall deliver it to the Person entitled to receive the same in accordance with this Section 4.4. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates executed on behalf of the Company for such purpose.

          (c) Upon any exercise of Warrants, the Warrant Agent shall, from time to time, as promptly as practicable, advise the Treasurer of the Company or his or her designee of (i) the number of Warrants exercised, (ii) the instruction of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Common Stock to which such holder is entitled upon such exercise, (iii) the timing of delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company shall reasonably require.

          4.5 FRACTIONAL SHARES. No fractional shares of Common Stock (or Other Securities) shall be issued upon the exercise of any Warrant. If more than one Warrant Certificate shall be delivered for exercise at one time by the same holder, the number or full shares of securities that shall be issuable upon exercise shall be computed on the basis of the aggregate number of Warrants exercised. As to any fraction of a share of Common Stock (or Other Securities), the Company shall pay a cash adjustment in respect thereto in an amount equal to the product of the Fair Value per share of Common Stock (or Other Securities) as of the Business Day next preceding the date of such exercise multiplied by such fraction of a share.

                                    ARTICLE 5

                    ADJUSTMENT OF THE AMOUNT OF COMMON STOCK
                  ISSUABLE AND THE EXERCISE PRICE UPON EXERCISE

          5.1 ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the Company shall (i) declare or pay a dividend on its outstanding shares of Common Stock or make a distribution to holders of its Common Stock, in either case in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, then the number of shares of Common Stock issuable for each Warrant and the Exercise Price in effect immediately prior thereto shall be adjusted so that the holder of any Warrants thereafter exercised shall be entitled to receive the number and kind of shares of Common Stock or other securities that the holder would have owned or been entitled to receive after the happening of any of the events described above had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 5.1 shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustments shall be made successively.

          5.2 DISTRIBUTIONS. If after the date hereof the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness, shares of another class of capital stock ("Other Shares"), assets (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company) or rights to subscribe to shares of Common Stock, then in each such case, unless the Company elects to reserve such indebtedness, assets, rights or shares for distribution to each holder of a Warrant upon the exercise of the Warrants so that such holder will receive upon such exercise, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such indebtedness, assets, rights or shares which such holder would have received if such holder had, immediately prior to the record date for the distribution of such indebtedness, assets, rights or shares, exercised the Warrants and received Common Stock, the Exercise Price in effect immediately prior to such distribution shall be decreased to an amount determined by multiplying such Exercise Price by a fraction, the numerator of which is the Fair Value of a share of the Common Stock at the date of such distribution less the fair value of the portion of the evidences of indebtedness, Other Shares, assets or subscription rights, as the case may be, so distributed applicable to one share of Common Stock (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) and the denominator of which is the Fair Value of a share of Common Stock at such date Notwithstanding the preceding sentence, in the event the amount of such distribution applicable to each share of Common Stock is equal to or greater than 100% of the then Exercise Price, (i) adequate provision shall be made so that the holder of a Warrant shall receive the amount by which the per share distribution exceeds the then Exercise Price, and (ii) the Exercise Price shall be reduced to $0.01. An adjustment pursuant to this Section 5.2 shall be made whenever any such distribution is made, and shall become effective retroactively on the date immediately after the record date for the determination of stockholders entitled to receive such distribution.

          5.3 ADJUSTMENTS FOR MERGERS AND CONSOLIDATIONS. In case the Company, after the date hereof, shall merge or consolidate (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any change in the shares of Common Stock) with another Person, then, in the case of any such transaction, proper provision shall be made so that upon the basis and terms and in the manner provided in this Warrant Agreement, the holders of the Warrants, upon the exercise thereof at any time after the consummation of such transaction (subject to the Exercise Period), shall be entitled to receive (at the aggregate Exercise Price in effect at the time of the transaction for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the kind and amount of securities, cash or other property to which such holder would have been entitled as a holder of Common Stock (or Other Securities) upon such consummation if such holder had exercised the rights represented by the Warrants held by such holder immediately prior thereto.

          5.4 NO DE MINIMIS ADJUSTMENTS; CALCULATION TO NEAREST CENT OR ONE-HUNDREDTH OF SHARE. No adjustment in the Exercise Price shall be required under this Article 5 unless such adjustment would require an increase or decrease of at least one percent (1%) of such price. All calculations under this
Article 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          5.5 NOTICE OF ADJUSTMENT; WARRANT AGENT'S DISCLAIMER. (a) Whenever the Exercise Price and securities issuable shall be adjusted as provided in this
Article 5, the Company shall forthwith file with the Warrant Agent a statement, signed by the Chairman of the Board, Chief Executive Officer, President, any Senior Vice President, any Vice President, the Treasurer or Secretary of the Company, stating in detail the facts requiring such adjustment, the method of calculation thereof, the Exercise Price that will be effective after such adjustment and the impact of such adjustment on the number and kind of securities issuable upon exercise of the Warrants. The Company shall also cause the Warrant Agent to mail (first class postage prepaid) a notice setting forth any such adjustments to each registered holder of Warrants at its last address appearing on the Warrant register.

          (b) Except as provided in paragraph (a) above, the Warrant Agent shall have no duty with respect to any statement filed with it except to keep the same on file and available for inspection by registered holders of Warrants during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment to the Exercise Price or securities issuable or with respect to the nature or event of any adjustment of the Exercise Price or securities issuable when made or with respect to the method employed in making such adjustment. The Warrant Agent shall not be responsible for the Company's failure to comply with any provision of this Article 5.

          5.6 OTHER NOTICES. In case the Company after the date hereof shall propose to take any action of the type described in Section 5.1 or 5.2 of this
Article 5, the Company shall give notice to the Warrant Agent and to each registered holder of a Warrant in the manner set forth in subsection 5.5 of this
Article 5, which notice shall specify the date on which a record shall be taken with respect to any such action. Such notice shall be given at least ten (10) days prior to the record date with respect thereto. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provision of subsection 5.5 of this Article 5.

          5.7 NO CHANGE IN WARRANT TERMS ON ADJUSTMENT. Irrespective of any adjustments in the Exercise Price or the number of shares of Common Stock (or any inclusion of Other Securities) issuable upon exercise, Warrants theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in the similar Warrants issuable initially, or at some subsequent time, pursuant to this Agreement, and the Exercise Price and such number of shares issuable upon exercise specified thereon shall be deemed to have been so adjusted.

                                    ARTICLE 6

                           MERGER, CONSOLIDATION, ETC.

          Notwithstanding anything contained herein to the contrary, the Company will not effect a merger or consolidation unless, prior to the consummation of such transaction, each Person (other than the Company) which may be required to deliver any Common Stock, Other Securities, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written consent delivered to the Warrant Agent, the obligations of the Company under this Warrant Agreement and under each of the Warrants, including, without limitation, the obligation to deliver such shares of Common Stock, Other Securities, cash or property as may be required pursuant to Article 5 hereof.

                                    ARTICLE 7

                            NO DILUTION OR IMPAIRMENT

          The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issuance or sale of securities or any other voluntary action or omission, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or any of the Warrants issued hereunder, but will at all times in good faith observe and perform all such terms and take all such action as may be necessary or appropriate in order to protect the rights of such holder of a Warrant against dilution or other impairment of the kind specified herein; PROVIDED, HOWEVER, that, subject to compliance with the applicable provisions of this Agreement, the Company shall not be prohibited by this Article 7 or by any provision of this Agreement from making decisions providing for, INTER ALIA, the merger or consolidation of the Company or the sale of its assets which transactions, in the judgment of the Company's board of directors, are in the best interests of the Company and stockholders. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of any Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of all of the Warrants from time to time outstanding and (c) will not take any action that results in any adjustment of the shares issuable upon exercise of the Warrants (or which entitles the holders of the warrants to receive Other Securities upon such exercise) if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

                                    ARTICLE 8

                         NOTIFICATION OF CERTAIN EVENTS

          8.1 CORPORATE ACTION. In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution of any kind, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right or interest of any kind, or

          (b) (i) any capital reorganization of the Company, (ii) any reclassification of the capital shares of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination), (iii) the consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the shares of Common Stock), (iv) the sale or transfer of the properties and assets of the Company as, or substantially as, an entirety to another Person, or (v) an exchange offer for Common Stock (or Other Securities); or

          (c) the voluntary or involuntary dissolution, liquidation, or winding up of the Company,

the Company shall cause to be filed with the Warrant Agent and mailed to each holder of a Warrant a notice specifying (x) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of any such dividend, distribution or right, if a record is to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or right are to be determined, and the amount and character of such dividend, distribution or right, or (y) the date or expected date on which any such reorganization, reclassification, consolidation, merger, sale, transfer, exchange offer, dissolution, liquidation or winding up is expected to become effective, and the time, if any such time is to be fixed, as of such holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, exchange offer, dissolution, liquidation or winding up. Such notice shall be delivered not less than twenty (20) days prior to such date therein specified, in the case of any such date referred to in clause (x) of the preceding sentence, and not less than thirty (30) days prior to such date therein specified, in the case of any such date referred to in clause (y) of the preceding sentence. Failure to give such notice within the time provided or any defect therein shall not affect the legality or validity of any such action.

          8.2 AVAILABLE INFORMATION. The Company shall promptly file with the Warrant Agent copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file, with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not required to make such filings, the Company shall promptly deliver to the Warrant Agent copies of any annual, quarterly or other reports and financial statements that are generally provided to holders of equity or debt securities of the Company (other than bank or similar institutional debt) in their capacity as holders of such securities.

                                    ARTICLE 9

                              RESERVATION OF STOCK

          9.1 RESERVATION: DUE AUTHORIZATION, ETC. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock (or out of authorized Other Securities), solely for issuance and delivery upon exercise of Warrants, the full number of shares of Common Stock (and Other Securities) from time to time issuable upon the exercise of all Warrants and any other outstanding warrants, options or similar rights, from time to time outstanding. All shares of Common Stock (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be duly and validly issued, and (in the case of shares) fully paid and nonassessable, and free from all taxes, liens, charges, security interests, encumbrances and other restrictions created by or through the Company.

          9.2 COMPLIANCE WITH LAW. The Company will use its reasonable best efforts, at its expense and on a continual basis, to assure that all shares of Common Stock (and Other Securities) that may be issued upon exercise of Warrants may be so issued and delivered without violation of any Federal or state securities law or regulation, or any other law or regulation applicable to the Company or any of its subsidiaries, PROVIDED that with respect to any such exercise involving a sale or transfer of warrants or any such securities issuable upon such exercise, the Company shall have no obligation to register such Warrants or securities under any such securities law.

                                   ARTICLE 10

                                PAYMENT OF TAXES

          The Company will pay any and all documentary stamp or similar issue taxes payable to the United States of America or any State, or any political subdivision or taxing authority thereof or therein, in respect of the issuance or delivery of shares of Common Stock (or Other Securities) on exercise of Warrants, PROVIDED that the Company shall not be required to pay any tax that may be payable in respect of any transfer of a Warrant or any transfer involved in the issuance and delivery of Common Stock (or Other Securities) in a name other than that of the registered holder of the Warrants to be exercised, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

                                   ARTICLE 11

                               LOSS OR MUTILATION

          Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of an indemnity bond reasonably satisfactory to them in form or amount and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and deliver to the Warrant Agent and, upon the Company's request, an authorized signatory of the Warrant Agent shall manually countersign and deliver, to the registered holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Article 7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article 7 in lieu of any lost, stolen or destroyed Warrant Certificate shall be entitled to the same benefits of this Agreement equally and proportionately with any and all other Warrant Certificates, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at anytime enforceable by anyone. The provisions of this Article 7 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.


                                   ARTICLE 12

                              WARRANT REGISTRATION

          12.1 REGISTRATION. The Warrant Certificates shall be issued in registered form only and shall be registered in the names of the record holders of the Warrant Certificates to whom they are to be delivered. The Warrant Agent shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Warrant Agent shall provide for the registration of Warrants and of transfers or exchanges of Warrant Certificates as provided in this Agreement. Such register shall be maintained at the office of the Warrant Agent located at the respective address therefor as provided in Section 15.1. Such register shall be open for inspection upon notice at all reasonable times by the Warrant Agent and each holder of a Warrant.

          12.2 TRANSFER OR EXCHANGE. At the option of the holder, Warrant Certificates may be exchanged or transferred for other Warrant Certificates for a like aggregate number of Warrants, upon surrender of the Warrant Certificates to be exchanged at the office of the Warrant Agent maintained for such purpose at the respective address therefor as provided in Section 15.1, and upon payment of the charges herein provided. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually countersign and deliver, the Warrant Certificates that the holder making the exchange is entitled to receive.

          12.3 VALID AND ENFORCEABLE. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

          12.4 ENDORSEMENT. Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by an instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent and duly executed by the registered holder thereof or such holder's officer or representative duly authorized in writing.

          12.5 NO SERVICE CHARGE. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates.

          12.6 TREATMENT OF HOLDERS OF WARRANT CERTIFICATES. The Company and the Warrant Agent may treat the registered holder of a Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

          12.7 CANCELLATION. Any Warrant Certificate surrendered for registration of transfer, exchange or the exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent. Any such Warrant Certificate shall not be reissued and, except as provided in this Article 12 in case of an exchange or transfer, in Article 11 in case of a mutilated Warrant Certificate and in Article 4 in case of the exercise of less than all the Warrants represented thereby, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates in a manner reasonably satisfactory to the Company.

                                   ARTICLE 13

                                  WARRANT AGENT

          13.1 OBLIGATIONS BINDING. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the term and conditions set forth in this Article 13. The Company, and the holders of Warrants by their acceptance thereof, shall be bound by all of such terms and conditions.

          13.2 NO LIABILITY. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be accountable with respect to or be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon), as to the validity, authorization or value (or kind or amount) of any Common Stock or of any Other Securities or other property delivered or deliverable upon exercise of any Warrant, or as to the purchase price of such Common Stock, securities or other property. The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by the Warrant Agent in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (ii) be responsible for determining whether any facts exist that may require any adjustment of the purchase price and the number of shares of Common Stock purchasable upon exercise of Warrants, or with respect to the nature or extent of any such adjustments when made, or with respect to the method of adjustment employed,
(iii) be responsible for any failure on the part of the Company to issue, transfer or deliver any Common Stock or Other Securities or property upon the surrender of any Warrant for the purpose of exercise or to comply with any other of the Company's covenants and obligations contained in this Agreement or in the Warrant Certificates or (iv) be liable for any act or omission in connection with this Agreement except for its own bad faith, negligence or willful misconduct.

          13.3 INSTRUCTIONS. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, Chief Executive Officer, President, any Senior Vice President, any Vice President, Treasurer or any Assistant Treasurer of the Company and to apply to any such officer for advice or instructions. The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the instructions of any such officer, except to the extent that it is determined in a final judgment by a court of competent jurisdiction that such action or omission resulted directly from the Warrant Agent's negligence.

          13.4 AGENTS. The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in, or defend any action, suit or legal proceeding in respect hereof, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against the Warrant Agent arising out of or in connection with this Agreement.

          13.5 COOPERATION. The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable the Warrant Agent to carry out or perform its duties under this Agreement.

          13.6 AGENT ONLY. The Warrant Agent shall act solely as agent. The Warrant Agent shall not be liable except for the performance of such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

          13.7 RIGHT TO COUNSEL. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant holder for any action taken, suffered or omitted by the Warrant Agent in good faith in accordance with the opinion or advice of such counsel.

          13.8 COMPENSATION. The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder to be agreed upon and to reimburse the Warrant Agent for its reasonable expenses hereunder, and further agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including, but not limited to, judgments, costs and reasonable counsel fees, for anything done, suffered or omitted by the Warrant Agent in the execution of its duties and powers hereunder, except for any such liabilities that arise as a result of the Warrant Agent's bad faith, negligence or willful misconduct.

          13.9 ACCOUNTING. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on behalf of the Company on the purchase of shares of Common Stock (or Other Securities) through the exercise of Warrants. The Warrant Agent shall advise the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to such account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

          13.10 NO CONFLICT. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity,

          13.11 RESIGNATION; TERMINATION. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's bad faith, negligence or willful misconduct), after giving thirty (30) days' prior written notice to the Company. The Company may remove the Warrant Agent upon thirty (30) days' written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as to liabilities arising as a result of the Warrant Agent's bad faith, negligence or willful misconduct. The Company shall cause to be mailed promptly (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company, at the Company's expense, a copy of such notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall promptly appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation, incorporated under the laws of the United States or of any state thereof and authorized under such laws to exercise corporate trust powers, be subject to supervision and examination by Federal or state authority, and have a combined capital and surplus of not less than $100,000,000 as set forth in its most recent published annual report of condition. After acceptance in writing of such appointment by the new warrant agent it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed (by first class, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company. Failure to give any notice provided for in this Section 13.11, or any defect in any such notice, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

          13.12 CHANGE OF WARRANT AGENT. If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and this Agreement.

          13.13 SUCCESSOR WARRANT AGENT. Any corporation or entity into which the Warrant Agent or any new warrant agent may be merged or any corporation or entity resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation or entity succeeding to all or substantially all the agency business of the Warrant Agent or any new warrant agent shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as a new warrant agent under the provisions of Section 13.11 of this Article 13. The Company shall promptly cause the successor Warrant Agent to mail notice of its succession as Warrant Agent (by first class mail, postage prepaid) to each registered holder of a Warrant at its last address as shown on the register of the Company.

                                   ARTICLE 14

                                 REMEDIES, ETC.

          14.1 REMEDIES. The Company stipulates that the remedies at law of each holder of a Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          14.2 WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Prior to the exercise of the Warrants represented thereby, no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and no such holder shall be entitled to receive notice of any proceedings of the Company except as provided in this Agreement. Nothing contained in this Agreement shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

          14.3 RIGHT OF ACTION. All rights of action in respect of this Agreement are vested in the registered holders of the Warrants. Any registered holder of any Warrant, without the consent of the Warrant Agent or the registered holder of any other Warrant, may in such holder's own behalf and for such holder's own benefit enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder's right to exercise such holder's Warrants in the manner provided in the Warrant Certificate representing such Warrants and the Company's obligations under this Agreement and the Warrants.

                                   ARTICLE 15

                                  MISCELLANEOUS

          15.1 NOTICES. Any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made if sent by first class mail, postage prepaid, delivered by hand or delivered by overnight courier, in each case addressed to any registered holder of a Warrant at such holder's last known address appearing on the register of the Company or the Warrant Agent, and to the Company or the Warrant Agent as follows, or delivered by facsimile (in the case of notices to any registered holder, to the last known facsimile number of such holder appearing on the register of the Company or the Warrant Agent):

If to the Company:

                     Golden Books Family Entertainment, Inc.
                     888 Seventh Avenue
                     New York, NY 10106
                     Attn: General Counsel
                     Telephone: (212) 547-6700
                     Facsimile. (212) 547-6711

If to the Warrant Agent:

                     The Bank of New York
                     101 Barclay Street
                     New York, New York 10286
                     Attn:  Ralph Chianese
                     Telephone:  (212) 815-4905
                     Facsimile:  (212) 815-3201

or such other address as shall have been furnished in writing, in accordance with this Section 15.1, to the party giving or making such notice, demand or delivery.

          15.2 GOVERNING, LAW AND CONSENT TO FORUM. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE COMPANY AND THE WARRANT AGENT EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING

HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          15.3 BENEFITS OF THIS AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the registered and beneficial holders from time to time of the Warrants and of holders of the Common Stock, where applicable. Nothing in this Agreement is intended or shall be construed to confer upon any other Person any right, remedy or claim under or by reason of this Agreement and any part hereof.

          15.4 AGREEMENT OF HOLDERS OF WARRANT CERTIFICATES. Every holder of a Warrant Certificate, by accepting the same, covenants and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that the Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement, and the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          15.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          15.6 AMENDMENTS. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any manifest error, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not adversely affect the interests of the holders of the Warrant Certificates. Any other amendment shall require the consent of the holders of Warrants representing a majority in number of the then outstanding Warrants.

          Any such modification or amendment will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

          15.7 CONSENT TO JURISDICTION. Notwithstanding anything to the contrary contained in Section 15.2 hereof, (a) the parties hereby expressly acknowledge and agree that, to the extent permitted by applicable law, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any and all disputes concerning the distribution of Warrants hereunder to holders of Claims pursuant to the Plan, and (b) the Warrant Agent hereby consents to the jurisdiction of the Bankruptcy Court with respect to any such disputes and waives any argument of lack of such jurisdiction.

          15.8 HEADINGS. The table of contents hereto and the descriptive headings of the several sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       GOLDEN BOOKS FAMILY
                                       ENTERTAINMENT, INC.


                                       By:      /s/
                                           ----------------------------
                                           Name:
----------------------------                    -----------------------
                                           Title:
----------------------------                     ----------------------

                                       THE BANK OF NEW YORK

                                       By:     /s/
                                          -----------------------------
                                          Name: John Sivertsen
----------------------------
                                          Title: Vice President
----------------------------